EXHIBIT 4.13

RIGHTS CERTIFICATE #: **NUMBER OF RIGHTS**

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED NOVEMBER [__], 2013 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AST PHOENIX ADVISORS, THE INFORMATION AGENT.

Blue Valley Ban Corp.

Incorporated under the laws of the State of Kansas

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non - Transferable Subscription Rights to Purchase Shares of Common Stock of Blue Valley Ban Corp.

Subscription Price: $[____] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER [__], 2013, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights ("Rights") set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase [____] share of Common Stock, with a par value of $1.00 per share, of Blue Valley Ban Corp., a Kansas corporation, at a subscription price of $[____] per share (the "Basic Subscription Right"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions as to Use of Your Subscription Rights Certificate" accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the "Excess Shares"), any Rights holder that exercises its Basic Subscription Right in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, at the discretion of Blue Valley Ban Corp. and subject to proration, as described in the Prospectus (the "Over-Subscription Right"). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the "Instructions as to Use of Your Subscription Rights Certificate" that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Sample Corporation and the signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(New York, N.Y.)
TRANSFER AGENT
AND REGISTRAR

By:
AUTHORIZED SIGNATURE

President, Chief Executive Officer and Principal Executive Officer

Executive Vice President, General Counsel and Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE
Delivery other than in the manner or to the address listed below will not constitute valid delivery.
If delivering by mail, hand or overnight courier:
American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.
FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY	FORM 3-DELIVERY TO DIFFERENT ADDRESS

SECTION 1: OFFERING INSTRUCTIONS (check the appropriate boxes)

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF
SUBSCRIPTION RIGHTS:

☐ I apply for ALL of my entitlement of new shares pursuant to the basic subscription
If you wish for the Common Stock underlying your subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.
___________________________ x [_______ ] =__________________x $ [_______]= no. of subscription rights) (no. of new shares) (per share)	______________________________________________________________ ______________________________________________________________ _____________________________________________________________

         $____________________________

Example: If you own 1,000 shares of common stock, your basic subscription right permits the purchase of [_______] shares.
(1,000 purchase rights/[____] = [___], with fractional shares rounded down to the nearest whole number).

☐ In addition, I apply for additional shares pursuant to the oversubscription privilege*

________________ x $[____] = $_______________
(no. of new shares)      (per share)

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF
SUBSCRIPTION RIGHTS:

☐  I apply for  ________________ x $[____] = $_______________
(no. of new shares)         (per share)

Amount of check enclosed or
wire transmitted (for brokers, dealers and other nominees only):

$_______________________

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:

Please disregard this mailing.

FORM 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights
Offering and I hereby irrevocably subscribe for the number of shares indicated
above on the terms and conditions specified in the Prospectus.

Signature(s): ____________________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 3.

Signature Guaranteed: _____________________________________________
                      (Name of Bank or Firm)
By:_____________________________________________________________
       (Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

    * You can only participate in the oversubscription privilege if you have subscribed for your full entitlement of new shares pursuant to the basic subscription.

     METHOD OF PAYMENT (CHECK ONE)

☐	Check or bank draft payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”
☐
For brokers, dealers, and other nominees only: Wire transfer of immediately available funds directly to the account maintained by
American Stock Transfer & Trust Company, LLC, as Subscription
Agent, for purposes of accepting subscriptions in this Rights Offering at _______________________________, with reference to the rights holder's name.

      FORM 2-ADDRESS OF PRINCIPAL PLACE OF RESIDENCE
     _______________________________________________________________
     _______________________________________________________________
     _______________________________________________________________